Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania — July 20, 2009
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended June 30, 2009 of $7.3 million, or $0.15 per diluted share. This represents a decrease of $7.1 million, or 49.5%, over the same quarter last year when net income was $14.4 million, or $0.30 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.62% and 0.41% compared to 9.30% and 0.83% for the same quarter last year.
The Company emphasized that the current period income was negatively impacted by several unusual items. Most significantly, the Company recorded a provision for loan losses of $11.7 million. This provision for the quarter was $8.3 million more than the same quarter last year and exceeded net charge-offs for the quarter by $5.6 million after tax. The current period also included a charge of $2.6 million, after tax, for the market value impairment of two non-agency CMOs and a charge of $2.0 million, after tax, for the FDIC’s Emergency Assessment.
In making this announcement, William J. Wagner, President and CEO, noted, “The length and severity of the current economic recession has greatly stressed the financial condition of some of Northwest’s loan customers and their ability to make timely payments on their loans. This situation in turn has forced our Company to significantly increase the reserve for loan losses even though our actual charge-offs remain at low levels. On a positive note, our core earnings remain strong with our net interest margin at 3.56%, our noninterest income continuing to increase, and our controllable expenses increasing only measurably.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on August 13, 2009, to shareholders of record as of July 30, 2009. This represents the 59th consecutive quarter in which the Company has paid a cash dividend.
Net interest income increased by $2.8 million, or 5.3%, for the quarter ended June 30, 2009 compared to the same quarter last year. Net interest margin for the quarter ended June 30, 2009 was 3.56% compared to 3.47% for the quarter ended June 30, 2008. The increase resulted primarily from an improvement in funding mix, with a significant reduction in the reliance on high-cost certificates of deposit and generally lower rates on all other types of deposits.
The provision for loan losses increased by $8.3 million to $11.7 million for the quarter ended June 30, 2009 compared to $3.4 million for the same quarter last year. This increase is primarily attributable to a decline in general economic conditions and an increase in troubled loans.

Loans with payments 90 days or more delinquent have increased to $122.6 million at June 30, 2009 from $99.2 million at December 31, 2008 and $69.0 million at June 30, 2008. Net losses from loans charged-off were $2.4 million in each of the quarters ended June 30, 2009 and 2008 and were $3.2 million for the quarter ended March 31, 2009. Net losses from loans charged-off were $5.7 million and $4.2 million for the six-month periods ended June 30, 2009 and 2008, respectively.
Noninterest expense increased by $5.5 million, or 13.3%, to $47.0 million for the quarter ended June 30, 2009 from $41.5 million for the quarter ended June 30, 2008 primarily due to increases in FDIC insurance assessments, marketing expenses and other operating expense. Quarterly federal deposit insurance premiums increased by $870,000, or 85.3%, as the Company had credits available in the prior year quarter to offset premiums. Also, the Company incurred a $3.3 million charge for a FDIC Emergency Assessment. Marketing expenses increased by $585,000, or 40.9%, to $2.0 million for the quarter ended June 30, 2009 from $1.4 million for the quarter ended June 30, 2008. The increase is primarily the result of publicizing the Company’s recognition as one of Forbes.com’s 100 Most Trustworthy Companies.
Net income for the six-month period ended June 30, 2009 of $19.6 million, or $0.40 per diluted share, represents a decrease of $7.5 million, or 27.6% compared to net income of $27.1 million, or $0.56 per diluted share, for the six-month period ended June 30, 2008.
The annualized returns on average shareholders’ equity and average assets were 6.26% and 0.56%, respectively, for the current six-month period compared to 8.72% and 0.79%, respectively, in the prior year.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 168 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 49 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
# # #

Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$43,841	55,815
Interest-earning deposits in other financial institutions	369,840	16,795
Federal funds sold and other short-term investments	1,385	7,312
Marketable securities available-for-sale (amortized cost of $1,015,733 and $1,144,435)	1,009,382	1,139,170

Total cash, interest-earning deposits and marketable securities	1,424,448	1,219,092

Loans held for sale	25,122	18,738
Mortgage loans — one- to four- family	2,328,211	2,447,506
Home equity loans	991,963	1,013,876
Consumer loans	303,115	289,602
Commercial real estate loans	1,137,763	1,071,182
Commercial business loans	372,121	355,917

Total loans receivable	5,158,295	5,196,821
Allowance for loan losses	(66,777)	(54,929)

Loans receivable, net	5,091,518	5,141,892

Federal Home Loan Bank stock, at cost	63,143	63,143
Accrued interest receivable	25,852	27,252
Real estate owned, net	15,890	16,844
Premises and Equipment, net	119,943	115,842
Bank owned life insurance	125,867	123,479
Goodwill	171,363	171,363
Mortgage servicing rights	7,917	6,280
Other intangible assets	5,725	7,395
Other assets	40,625	37,659

Total assets	$7,092,291	6,930,241

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$433,176	394,011
Interest-bearing demand deposits	745,440	706,120
Savings deposits	1,586,000	1,480,620
Time deposits	2,581,123	2,457,460

Total deposits	5,345,739	5,038,211

Borrowed funds	897,063	1,067,945
Advances by borrowers for taxes and insurance	30,268	26,190
Accrued interest payable	4,955	5,194
Other liabilities	73,482	70,663
Junior subordinated debentures	108,249	108,254

Total liabilities	6,459,756	6,316,457

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,259,687 and 51,244,974 issued, respectively	5,126	5,124
Paid-in-capital	219,335	218,332
Retained earnings	503,692	490,326
Accumulated other comprehensive loss	(26,195)	(30,575)
Treasury stock of 2,742,800 shares, at cost	(69,423)	(69,423)

Total shareholders’ equity	632,535	613,784

Total liabilities and shareholders’ equity	$7,092,291	6,930,241

Equity to assets	8.92%	8.86%
Book value per share	$13.05	$12.65
Closing market price per share	$18.86	$21.38
Full time equivalent employees	1,855	1,860
Number of banking offices	168	167

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest income:
Loans receivable	$79,892	80,520	160,763	161,409
Mortgage-backed securities	6,873	9,514	14,278	16,684
Taxable investment securities	1,350	3,217	2,896	7,066
Tax-free investment securities	2,728	3,028	5,660	6,021
Interest-earning deposits	123	710	162	2,506

Total interest income	90,966	96,989	183,759	193,686

Interest expense:
Deposits	24,446	36,451	49,083	79,281
Borrowed funds	10,115	6,972	20,304	12,529

Total interest expense	34,561	43,423	69,387	91,810

Net interest income	56,405	53,566	114,372	101,876
Provision for loan losses	11,736	3,395	17,517	5,689

Net interest income after provision for loan losses	44,669	50,171	96,855	96,187

Noninterest income:
Impairment losses on securities	(8,690)	(1,152)	(8,690)	(1,472)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	4,400	—	4,400	—

Net impairment losses	(4,290)	(1,152)	(4,290)	(1,472)
Gain on sale of investments, net	238	68	280	971
Service charges and fees	8,276	8,153	15,984	15,791
Trust and other financial services income	1,505	1,783	2,853	3,531
Insurance commission income	759	583	1,308	1,163
Gain/ (loss) on sale of real estate owned, net	7	(254)	(3,872)	(341)
Income from bank owned life insurance	1,201	1,177	2,388	2,369
Mortgage banking income	2,000	329	3,724	671
Non-cash recovery of MSRs	1,300	—	1,390	—
Other operating income	986	1,120	1,691	2,139

Total noninterest income	11,982	11,807	21,456	24,822

Noninterest expense:
Compensation and employee benefits	22,739	22,244	46,665	44,966
Premises and occupancy costs	5,224	5,318	11,202	11,043
Office operations	3,292	3,263	6,305	6,520
Processing expenses	4,954	4,715	10,262	8,919
Advertising	2,015	1,430	2,944	2,409
Federal deposit insurance premiums	1,890	1,020	3,780	1,844
FDIC Emergency Assessment	3,288	—	3,288	—
Professional services	590	595	1,231	1,330
Amortization of intangible assets	826	1,284	1,670	2,586
Loss on early extinguishment of debt	—	—	—	705
Other expense	2,186	1,619	3,923	3,593

Total noninterest expense	47,004	41,488	91,270	83,915

Income before income taxes	9,647	20,490	27,041	37,094
Income taxes	2,356	6,048	7,448	10,030

Net income	$7,291	14,442	19,593	27,064

Basic earnings per share	$0.15	$0.30	$0.40	$0.56

Diluted earnings per share	$0.15	$0.30	$0.40	$0.56

Annualized return on average equity	4.62%	9.30%	6.26%	8.72%
Annualized return on average assets	0.41%	0.83%	0.56%	0.79%

Basic common shares outstanding	48,462,019	48,359,299	48,437,070	48,344,600
Diluted common shares outstanding	48,588,893	48,559,777	48,557,024	48,583,055

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Six months
	ended June 30,		ended June 30,
	2009	2008	2009	2008
Allowance for loan losses
Beginning balance	$57,487	42,255	54,929	41,784
Provision	11,736	3,395	17,517	5,689
Charge-offs	(2,740)	(2,705)	(6,244)	(4,996)
Recoveries	294	348	575	816

Ending balance	$66,777	43,293	66,777	43,293

Net charge-offs to average loans, annualized	0.19%	0.19%	0.22%	0.17%

	June 30,		December 31,
	2009	2008	2008	2007
Nonperforming loans	$122,557	69,023	99,203	49,610
Real estate owned, net	15,890	8,407	16,844	8,667

Nonperforming assets	$138,447	77,430	116,047	58,277

Nonperforming loans to total loans	2.38%	1.37%	1.91%	1.03%

Nonperforming assets to total assets	1.95%	1.12%	1.67%	0.87%

Allowance for loan losses to total loans	1.29%	0.86%	1.06%	0.86%

Allowance for loan losses to nonperforming loans	54.49%	62.72%	55.37%	84.22%

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
     (Number of loans and dollar amount of loans)

	June 30,			December 31,
	2009		*	2008		*	2007		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	71	$3,206	0.1%	392	$32,988	1.3%	361	$27,270	1.1%
Consumer loans	822	7,987	0.6%	1,157	11,295	0.9%	1,331	10,550	0.8%
Multifamily and commercial RE loans	99	19,977	1.8%	99	18,901	1.8%	88	11,331	1.3%
Commercial business loans	48	3,847	1.0%	86	7,700	2.2%	70	9,947	3.0%

Total loans past due 30 days to 59 days	1,040	$35,017	0.7%	1,734	$70,884	1.4%	1,850	$59,098	1.2%

Loans past due 60 days to 89 days:
One- to four- family residential loans	78	$6,307	0.3%	101	$7,599	0.3%	99	$6,077	0.3%
Consumer loans	311	2,858	0.2%	379	2,836	0.2%	437	2,676	0.2%
Multifamily and commercial RE loans	54	9,152	0.8%	54	8,432	0.8%	41	4,984	0.6%
Commercial business loans	40	8,995	2.4%	45	3,801	1.1%	34	2,550	0.8%

Total loans past due 60 days to 89 days	483	$27,312	0.5%	579	$22,668	0.4%	611	$16,287	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	263	$27,670	1.2%	223	$20,435	0.8%	193	$12,542	0.5%
Consumer loans	692	10,569	0.8%	687	9,756	0.7%	744	7,582	0.6%
Multifamily and commercial RE loans	198	52,601	4.6%	155	43,828	4.1%	105	24,323	2.9%
Commercial business loans	139	31,717	8.5%	114	25,184	7.1%	84	5,163	1.6%

Total loans past due 90 days or more	1,292	$122,557	2.4%	1,179	$99,203	1.9%	1,126	$49,610	1.0%

*	- Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancorp, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of June 30, 2009:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)
Pennsylvania	$2,013,821	85.6%	1,168,682	90.3%	989,493	65.6%	4,171,996	80.8%
New York	132,988	5.6%	71,854	5.5%	279,683	18.5%	484,525	9.4%
Ohio	15,670	0.7%	13,065	1.0%	7,406	0.5%	36,141	0.7%
Maryland	156,027	6.6%	29,712	2.3%	174,056	11.5%	359,795	7.0%
Florida	34,827	1.5%	11,765	0.9%	59,246	3.9%	105,838	2.1%

Total	$2,353,333	100.0%	1,295,078	100.0%	1,509,884	100.0%	5,158,295	100.0%

(1)	- Percentage of total mortgage loans

(2)	- Percentage of total consumer loans

(3)	- Percentage of total commercial loans

(4)	- Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)
Pennsylvania	$19,863	1.0%	8,128	0.7%	54,775	5.5%	82,766	2.0%
New York	102	0.1%	412	0.6%	1,230	0.4%	1,744	0.4%
Ohio	108	0.7%	72	0.6%	180	2.4%	360	1.0%
Maryland	595	0.4%	555	1.9%	9,389	5.4%	10,539	2.9%
Florida	7,003	20.1%	1,401	11.9%	18,744	31.6%	27,148	25.7%

Total	$27,671	1.2%	10,568	0.8%	84,318	5.6%	122,557	2.4%

(5)	- Percentage of mortgage loans in that geographic area

(6)	- Percentage of consumer loans in that geographic area

(7)	- Percentage of commercial loans in that geographic area

(8)	- Percentage of total loans in that geographic area

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Marketable securities available-for-sale as of June 30, 2009:
Debt issued by the U.S. government and agencies:
Due in one year or less	$80	—	(3)	77

Debt issued by government sponsored enterprises:
Due in one year or less	995	13	—	1,008
Due in one year – five years	1,972	172	—	2,144
Due in five years – ten years	22,613	1,553	—	24,166
Due after ten years	56,087	2,118	(374)	57,831

Equity securities	954	138	(8)	1,084

Municipal securities:
Due in one year – five years	913	18	—	931
Due in five years — ten years	39,929	739	(1)	40,667
Due after ten years	199,416	1,930	(5,961)	195,385

Corporate trust preferred securities:
Due in one year – five years	500	—	—	500
Due after ten years	23,577	42	(13,119)	10,500

Mortgage-backed securities:
Fixed rate pass-through	160,821	5,458	(11)	166,268
Variable rate pass-through	250,939	6,651	(139)	257,451
Fixed rate CMO	48,165	639	(3,429)	45,375
Variable rate CMO	208,772	985	(3,762)	205,995

Total mortgage-backed securities	668,697	13,733	(7,341)	675,089

Total marketable securities available-for-sale	$1,015,733	20,456	(26,807)	1,009,382

Issuers of mortgage-backed securities as of June 30, 2009:
Fannie Mae	$250,994	5,816	(466)	256,344
Ginnie Mae	86,252	1,404	(34)	87,622
Freddie Mac	296,498	6,513	(835)	302,176
Non-agency	34,953	—	(6,006)	28,947

Total	$668,697	13,733	(7,341)	675,089

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended June 30,
	2009			2008
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,180,219	80,307	6.17%	4,957,008	81,078	6.51%
Mortgage-backed securities (c)	685,930	6,873	4.01%	802,465	9,514	4.74%
Investment securities (c) (d) (e)	355,960	5,546	6.23%	482,682	7,568	6.27%
FHLB stock	63,143	—	0.00%	45,648	306	2.68%
Other interest-earning deposits	273,924	124	0.18%	139,500	710	2.01%

Total interest-earning assets	6,559,176	92,850	5.64%	6,427,303	99,176	6.15%

Noninterest earning assets (f)	483,632			508,488

TOTAL ASSETS	$7,042,808			6,935,791

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$834,007	1,605	0.77%	783,099	2,303	1.18%
Interest-bearing demand accounts	745,657	741	0.40%	748,735	1,578	0.85%
Money market accounts	729,613	2,272	1.25%	738,252	3,363	1.83%
Certificate accounts	2,537,422	19,828	3.13%	2,830,805	29,206	4.15%
Borrowed funds (g)	913,512	8,636	3.79%	627,431	5,837	3.74%
Junior subordinated debentures	108,249	1,459	5.33%	108,295	1,134	4.14%

Total interest-bearing liabilities	5,868,460	34,541	2.36%	5,836,617	43,421	2.99%

Noninterest bearing liabilities	543,500			477,733

Total liabilities	6,411,960			6,314,350

Shareholders’ equity	630,848			621,441

TOTAL LIABILITIES AND EQUITY	$7,042,808			6,935,791

Net interest income/ Interest rate spread		58,309	3.28%		55,755	3.16%

Net interest-earning assets/ Net interest margin	$690,716		3.56%	590,686		3.47%

Ratio of interest-earning assets to interest-bearing liabilities	1.12X			1.10X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six months ended June 30,
	2009			2008
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,194,221	161,597	6.21%	4,907,866	162,478	6.58%
Mortgage-backed securities (c)	711,842	14,278	4.01%	688,911	16,684	4.84%
Investment securities (c) (d) (e)	370,922	11,603	6.26%	502,370	15,611	6.21%
FHLB stock	63,143	—	0.00%	39,174	717	3.66%
Other interest-earning deposits	175,431	162	0.18%	185,255	2,506	2.68%

Total interest-earning assets	6,515,559	187,640	5.75%	6,323,576	197,996	6.23%

Noninterest earning assets (f)	496,152			497,741

TOTAL ASSETS	$7,011,711			6,821,317

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$812,396	3,058	0.76%	767,551	4,529	1.19%
Interest-bearing demand accounts	727,614	1,547	0.43%	737,138	3,714	1.01%
Money market accounts	717,288	4,795	1.35%	721,558	8,628	2.40%
Certificate accounts	2,504,253	39,683	3.20%	2,913,135	62,410	4.31%
Borrowed funds (g)	977,856	17,335	3.57%	503,179	9,740	3.89%
Junior subordinated debentures	108,249	2,948	5.42%	108,303	2,789	5.09%

Total interest-bearing liabilities	5,847,656	69,366	2.39%	5,750,864	91,810	3.21%

Noninterest bearing liabilities	538,188			449,991

Total liabilities	6,385,844			6,200,855

Shareholders’ equity	625,867			620,462

TOTAL LIABILITIES AND EQUITY	$7,011,711			6,821,317

Net interest income/ Interest rate spread		118,274	3.36%		106,186	3.02%

Net interest-earning assets/ Net interest margin	$667,903		3.63%	572,712		3.36%

Ratio of interest-earning assets to interest-bearing liabilities	1.11X			1.10X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.